Exhibit 32.2

I, Michael I. Dobrovic, Vice President and Chief Financial Officer, of MedVest Holdings Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) the Quarterly report on Form 10-Q for the fiscal quarter ended June 26, 2004, (the "Periodic Report") containing the consolidated financial statements of MedVest Holdings Corporation, which this statement accompanies, fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m), and

            (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of MedVest Holdings Corporation and its subsidiaries.

Dated: August 10, 2004


            /s/ Michael I. Dobrovic
            ------------------------------------------
            Michael I. Dobrovic
            Vice President and Chief Financial Officer